Exhibit 99.1

The Travelers Companies, Inc. Financial Supplement - First Quarter 2017

Page Number

Business Realignment	i

Consolidated Results
Financial Highlights	1
Reconciliation to Net Income and Earnings Per Share	2
Statement of Income	3
Net Income by Major Component and Combined Ratio	4
Core Income	5
Selected Statistics - Property and Casualty Operations	6
Written and Earned Premiums - Property and Casualty Operations	7

Business Insurance
Segment Income	8
Segment Income by Major Component and Combined Ratio	9
Selected Statistics	10
Net Written Premiums	11

Bond & Specialty Insurance
Segment Income	12
Segment Income by Major Component and Combined Ratio	13
Selected Statistics	14
Net Written Premiums	15

Personal Insurance
Segment Income	16
Segment Income by Major Component and Combined Ratio	17
Selected Statistics	18
Net Written Premiums	19
Selected Statistics - Domestic Agency Automobile	20
Selected Statistics - Domestic Agency Homeowners and Other	21

Supplemental Detail
Interest Expense and Other	22
Consolidated Balance Sheet	23
Investment Portfolio	24
Investment Portfolio - Fixed Maturities Data	25
Investment Income	26
Net Realized and Unrealized Investment Gains (Losses)	27
Reinsurance Recoverables	28
Net Reserves for Losses and Loss Adjustment Expense	29
Asbestos and Environmental Reserves	30
Capitalization	31
Statutory Capital and Surplus to GAAP Shareholders’ Equity Reconciliation	32
Statement of Cash Flows	33
Statement of Cash Flows (continued)	34

Glossary of Financial Measures and Description of Reportable Business Segments	35

This document should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 that was filed on April 20, 2017 and updated in the Company’s Current Report on Form 8-K filed on June 20, 2017.

Index

The Travelers Companies, Inc. Financial Supplement - First Quarter 2017 Business Realignment

Effective April 1, 2017, the Company’s results are being reported in the following three business segments – Business Insurance, Bond & Specialty Insurance and Personal Insurance, reflecting a change in the manner in which the Company’s businesses are being managed as of that date, as well as the aggregation of products and services based on the type of customer, how the business is marketed and the manner in which risks are underwritten.  While the segmentation of the Company’s domestic businesses is unchanged, the Company’s international businesses, which were previously managed and reported in total within the Business and International Insurance segment, are now being disaggregated by product type among the three newly aligned reportable business segments.  All prior periods presented have been reclassified to conform to this presentation.

In connection with these changes, the Company has revised the names and descriptions of certain businesses comprising the Company’s segments.  The new reportable business segments are as follows:

Business Insurance

Business Insurance offers a broad array of property and casualty insurance and insurance related services to its customers, primarily in the United States, as well as in Canada, the United Kingdom, the Republic of Ireland, Brazil and throughout other parts of the world as a corporate member of Lloyd’s.  Business Insurance is organized as follows:

Domestic

• Select Accounts provides small businesses with property and casualty products, including commercial multi-peril, commercial property, general liability, commercial auto and workers’ compensation insurance.

• Middle Market provides mid-sized businesses with property and casualty products, including commercial multi-peril, commercial property, general liability, commercial auto and workers’ compensation insurance, as well as risk management, claims handling and other services.  Middle Market generally provides these products to mid-sized businesses through Commercial Accounts, as well as to targeted industries through Construction, Technology, Public Sector Services and Oil & Gas, and additionally, provides mono-line umbrella and excess coverage insurance through Excess Casualty.  Middle Market also provides insurance for goods in transit and movable objects, as well as builders’ risk insurance, through Inland Marine; insurance for the marine transportation industry and related services, as well as other businesses involved in international trade, through Ocean Marine; and comprehensive breakdown coverages for equipment, including property and business interruption coverages, through Boiler & Machinery.

• National Accounts provides large companies with casualty products and services, including workers’ compensation, general liability and automobile liability, generally utilizing loss-sensitive products, on both a bundled and unbundled basis.  National Accounts also includes the Company’s commercial residual market business, which primarily offers workers’ compensation products and services to the involuntary market.

• National Property and Other provides traditional and customized property insurance programs to large and mid-sized customers through National Property.  National Property and Other also provides insurance coverage for the commercial transportation industry through Northland Transportation, commercial liability and commercial property policies for small, difficult to place specialty classes of commercial business primarily on an excess and surplus lines basis through Northfield, and tailored property and casualty programs on an admitted basis for customers with common risk characteristics or coverage requirements through National Programs.  National Property and Other also serves small to medium-sized agricultural businesses, including farms, ranches, wineries and related operations, through Agribusiness.

International

• International, through its operations in Canada, the United Kingdom and the Republic of Ireland, provides property and casualty insurance and risk management services to several customer groups, including, among others, those in the technology, manufacturing and public services industry sectors.  International also provides insurance coverages for both the foreign exposures of United States organizations and the United States exposures of foreign organizations through Global Services. Through its Lloyd’s syndicate (Syndicate 5000), for which the Company provides 100% of the capital, International underwrites five principal businesses — marine, global property, accident & special risks, power & utilities and aviation.  Through its 100% ownership of the common stock of Travelers Participações em Seguros Brazil S.A., International also underwrites property and casualty insurance business in Brazil.

Business Insurance also includes the Special Liability Group (which manages the Company’s asbestos and environmental liabilities) and the assumed reinsurance and certain other runoff operations, which are collectively referred to as Business Insurance Other.

i

The Travelers Companies, Inc. Financial Supplement - First Quarter 2017 Business Realignment (Continued)

Bond & Specialty Insurance

Bond & Specialty Insurance provides surety, fidelity, management liability, professional liability, and other property and casualty coverages and related risk management services to its customers in the United States, and certain specialty insurance products in Canada, the United Kingdom, the Republic of Ireland and Brazil, utilizing various degrees of financially-based underwriting approaches.  The range of coverages includes performance, payment and commercial surety and fidelity bonds for construction and general commercial enterprises; management liability coverages including directors’ and officers’ liability, employee dishonesty, employment practices liability, fiduciary liability and cyber risk for public corporations, private companies, not-for-profit organizations and financial institutions; professional liability coverage for a variety of professionals including, among others, lawyers and design professionals; and in the United States only, property, workers’ compensation, auto and general liability for financial institutions.

Bond & Specialty Insurance surety business in Brazil and Colombia is conducted through J. Malucelli Participações em Seguros e Resseguros S.A. (JMalucelli) and J. Malucelli Latam S.A. in Brazil. The Company owns 49.5% of both JMalucelli, a market leader in surety coverages in Brazil, and J. Malucelli Latam S.A., which in September 2015 acquired a majority interest in JMalucelli Travelers Seguros S.A., a Colombian start-up surety provider. These joint venture investments are accounted for using the equity method and are included in “other investments” on the consolidated balance sheet.

Personal Insurance

Personal Insurance writes a broad range of property and casualty insurance covering individuals’ personal risks, primarily in the United States, as well as in Canada. The primary products of automobile and homeowners insurance are complemented by a broad suite of related coverages.

ii

The Travelers Companies, Inc. Financial Highlights ($ and shares in millions, except per share data)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Net income	$691	$664	$716	$943	$617	$3,014
Net income per share:
Basic	$2.33	$2.27	$2.48	$3.32	$2.19	$10.39
Diluted	$2.30	$2.24	$2.45	$3.28	$2.17	$10.28

Core income	$698	$649	$701	$919	$614	$2,967
Core income per share:
Basic	$2.35	$2.22	$2.43	$3.23	$2.18	$10.22
Diluted	$2.33	$2.20	$2.40	$3.20	$2.16	$10.12

Return on equity	11.6%	10.9%	11.6%	15.8%	10.5%	12.5%
Core return on equity	12.5%	11.6%	12.5%	16.4%	10.8%	13.3%

Total assets, at period end	$101,680	$102,446	$102,787	$100,245	$101,246	$100,245
Total equity, at period end	$24,166	$24,714	$24,439	$23,221	$23,612	$23,221

Book value per share, at period end	$82.65	$85.73	$86.04	$83.05	$84.51	$83.05
Less: Net unrealized investment gains, net of tax	6.02	8.12	7.22	2.61	2.95	2.61
Adjusted book value per share, at period end	$76.63	$77.61	$78.82	$80.44	$81.56	$80.44

Weighted average number of common shares outstanding (basic)	294.2	290.1	286.0	282.1	279.7	288.1
Weighted average number of common shares outstanding and common stock equivalents (diluted)	297.9	293.6	289.8	285.1	282.4	291.0
Common shares outstanding at period end	292.4	288.3	284.1	279.6	279.4	279.6

Common stock dividends declared	$181	$197	$193	$191	$190	$762

Common stock repurchased:
Under Board of Directors authorization
Shares	5.1	4.9	4.7	6.6	1.9	21.3
Cost	$550	$550	$550	$750	$225	$2,400
Other
Shares	0.5	-	0.1	-	0.5	0.6
Cost	$59	$-	$12	$1	$61	$72

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Reconciliation to Net Income and Earnings Per Share ($ and shares in millions, except earnings per share)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016
Net income
Net income	$691	$664	$716	$943	$617	$3,014
Less: Net realized investment gains (losses), after-tax	(7)	15	15	24	3	47
Core income	$698	$649	$701	$919	$614	$2,967

Basic earnings per share
Net income	$2.33	$2.27	$2.48	$3.32	$2.19	$10.39
Less: Net realized investment gains (losses), after-tax	(0.02)	0.05	0.05	0.09	0.01	0.17
Core income	$2.35	$2.22	$2.43	$3.23	$2.18	$10.22

Diluted earnings per share
Net income	$2.30	$2.24	$2.45	$3.28	$2.17	$10.28
Less: Net realized investment gains (losses), after-tax	(0.03)	0.04	0.05	0.08	0.01	0.16
Core income	$2.33	$2.20	$2.40	$3.20	$2.16	$10.12

Adjustments to net income and weighted average shares for net income EPS calculations: (1)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016
Basic and Diluted
Net income, as reported	$691	$664	$716	$943	$617	$3,014
Participating share-based awards - allocated income	(5)	(5)	(6)	(7)	(4)	(22)
Net income available to common shareholders - basic and diluted	$686	$659	$710	$936	$613	$2,992

Common Shares
Basic
Weighted average shares outstanding	294.2	290.1	286.0	282.1	279.7	288.1

Diluted
Weighted average shares outstanding	294.2	290.1	286.0	282.1	279.7	288.1
Weighted average effects of dilutive securities - stock options and performance shares	3.7	3.5	3.8	3.0	2.7	2.9
Diluted weighted average shares outstanding	297.9	293.6	289.8	285.1	282.4	291.0

(1)  Adjustments to net income and weighted average shares for net income EPS calculations can generally be used for the core income EPS calculations.

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Statement of Income - Consolidated ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Revenues
Premiums	$5,981	$6,067	$6,209	$6,277	$6,183	$24,534
Net investment income	544	549	582	627	610	2,302
Fee income	117	119	116	106	113	458
Net realized investment gains (losses)	(9)	19	23	35	5	68
Other revenues	53	31	31	148	31	263
Total revenues	6,686	6,785	6,961	7,193	6,942	27,625

Claims and expenses
Claims and claim adjustment expenses	3,712	3,762	3,856	3,740	4,094	15,070
Amortization of deferred acquisition costs	971	989	1,012	1,013	1,003	3,985
General and administrative expenses	995	1,054	1,057	1,048	996	4,154
Interest expense	91	93	89	90	89	363
Total claims and expenses	5,769	5,898	6,014	5,891	6,182	23,572

Income before income taxes	917	887	947	1,302	760	4,053
Income tax expense	226	223	231	359	143	1,039
Net income	$691	$664	$716	$943	$617	$3,014

Other-than-temporary impairments (OTTI)
Total OTTI losses	$(28)	$(4)	$(4)	$(4)	$(1)	$(40)
OTTI losses recognized in net realized investment gains (losses)	$(18)	$(4)	$(4)	$(3)	$(2)	$(29)
OTTI gains (losses) recognized in other comprehensive income	$(10)	$—	$—	$(1)	$1	$(11)

Other statistics
Effective tax rate on net investment income	19.3%	19.4%	19.0%	21.3%	21.3%	19.8%
Net investment income (after-tax)	$439	$442	$472	$493	$480	$1,846

Catastrophes, net of reinsurance:
Pre-tax	$318	$333	$89	$137	$347	$877
After-tax	$207	$222	$58	$89	$226	$576

Prior year reserve development - favorable (unfavorable)
Pre-tax	$180	$288	$39	$264	$81	$771
After-tax	$119	$192	$27	$172	$44	$510

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Net Income by Major Component and Combined Ratio - Consolidated ($ in millions, net of tax)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Underwriting gain	$289	$248	$269	$393	$175	$1,199
Net investment income	439	442	472	493	480	1,846
Other income (expense), including interest expense	(30)	(41)	(40)	33	(41)	(78)
Core income	698	649	701	919	614	2,967
Net realized investment gains (losses)	(7)	15	15	24	3	47
Net income	$691	$664	$716	$943	$617	$3,014

Combined ratio (1) (2)
Loss and loss adjustment expense ratio	61.1%	61.1%	61.2%	58.8%	65.3%	60.5%
Underwriting expense ratio	31.2%	32.0%	31.7%	31.2%	30.7%	31.5%
Combined ratio	92.3%	93.1%	92.9%	90.0%	96.0%	92.0%

Impact on combined ratio:
Net favorable prior year reserve development	-3.0%	-4.7%	-0.6%	-4.2%	-1.3%	-3.2%
Catastrophes, net of reinsurance	5.3%	5.5%	1.4%	2.2%	5.6%	3.6%
Underlying combined ratio	90.0%	92.3%	92.1%	92.0%	91.7%	91.6%

(1)  Before policyholder dividends.

(2)  Billing and policy fees and other, which are a component of other revenues, are allocated as a reduction of underwriting expenses.  In addition, fee income is allocated as a reduction of losses and loss adjustment expenses and underwriting expenses as follows:

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016
Billing and policy fees and other	$22	$22	$23	$22	$23	$89
Fee income:
Loss and loss adjustment expenses	$44	$45	$44	$35	$42	$168
Underwriting expenses	73	74	72	71	71	290
Total fee income	$117	$119	$116	$106	$113	$458

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Core Income - Consolidated ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Revenues
Premiums	$5,981	$6,067	$6,209	$6,277	$6,183	$24,534
Net investment income	544	549	582	627	610	2,302
Fee income	117	119	116	106	113	458
Other revenues	53	31	31	148	31	263
Total revenues	6,695	6,766	6,938	7,158	6,937	27,557

Claims and expenses
Claims and claim adjustment expenses	3,712	3,762	3,856	3,740	4,094	15,070
Amortization of deferred acquisition costs	971	989	1,012	1,013	1,003	3,985
General and administrative expenses	995	1,054	1,057	1,048	996	4,154
Interest expense	91	93	89	90	89	363
Total claims and expenses	5,769	5,898	6,014	5,891	6,182	23,572

Core income before income taxes	926	868	924	1,267	755	3,985
Income tax expense	228	219	223	348	141	1,018
Core income	$698	$649	$701	$919	$614	$2,967

Other statistics
Effective tax rate on net investment income	19.3%	19.4%	19.0%	21.3%	21.3%	19.8%
Net investment income (after-tax)	$439	$442	$472	$493	$480	$1,846

Catastrophes, net of reinsurance:
Pre-tax	$318	$333	$89	$137	$347	$877
After-tax	$207	$222	$58	$89	$226	$576

Prior year reserve development - favorable (unfavorable)
Pre-tax	$180	$288	$39	$264	$81	$771
After-tax	$119	$192	$27	$172	$44	$510

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Property and Casualty Operations ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016
Statutory underwriting
Gross written premiums	$6,712	$6,688	$6,798	$6,297	$7,018	$26,495
Net written premiums	$6,166	$6,345	$6,389	$6,058	$6,495	$24,958

Net earned premiums	$5,981	$6,067	$6,209	$6,277	$6,183	$24,534
Losses and loss adjustment expenses	3,663	3,709	3,803	3,685	4,043	14,860
Underwriting expenses	1,932	2,009	2,001	1,926	1,975	7,868
Statutory underwriting gain	386	349	405	666	165	1,806
Policyholder dividends	10	11	11	16	11	48
Statutory underwriting gain after policyholder dividends	$376	$338	$394	$650	$154	$1,758

Other statutory statistics
Reserves for losses and loss adjustment expenses	$40,224	$39,797	$39,956	$39,904	$40,313	$39,904
Increase (decrease) in reserves	$442	$(427)	$159	$(52)	$409	$122
Statutory capital and surplus	$20,569	$20,634	$20,609	$20,759	$20,617	$20,759
Net written premiums/surplus (1)	1.19:1	1.19:1	1.20:1	1.20:1	1.23:1	1.20:1

(1)  Based on 12 months of rolling net written premiums.

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Written and Earned Premiums - Property and Casualty Operations ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016
Written premiums
Gross	$6,712	$6,688	$6,798	$6,297	$7,018	$26,495
Ceded	(546)	(343)	(409)	(239)	(523)	(1,537)
Net	$6,166	$6,345	$6,389	$6,058	$6,495	$24,958

Earned premiums
Gross	$6,381	$6,487	$6,604	$6,665	$6,550	$26,137
Ceded	(400)	(420)	(395)	(388)	(367)	(1,603)
Net	$5,981	$6,067	$6,209	$6,277	$6,183	$24,534

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income - Business Insurance ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Revenues
Premiums	$3,414	$3,439	$3,497	$3,505	$3,429	$13,855
Net investment income	399	404	431	467	453	1,701
Fee income	114	115	111	102	109	442
Other revenues	30	8	7	123	9	168
Total revenues	3,957	3,966	4,046	4,197	4,000	16,166

Claims and expenses
Claims and claim adjustment expenses	2,213	2,244	2,274	2,022	2,265	8,753
Amortization of deferred acquisition costs	546	553	563	559	554	2,221
General and administrative expenses	615	649	650	640	610	2,554
Total claims and expenses	3,374	3,446	3,487	3,221	3,429	13,528

Segment income before income taxes	583	520	559	976	571	2,638
Income tax expense	136	119	126	275	129	656
Segment income	$447	$401	$433	$701	$442	$1,982

Other statistics
Effective tax rate on net investment income	19.5%	19.5%	19.9%	21.9%	22.0%	20.2%
Net investment income (after-tax)	$321	$325	$346	$364	$353	$1,356

Catastrophes, net of reinsurance:
Pre-tax	$148	$167	$74	$74	$132	$463
After-tax	$97	$110	$49	$47	$86	$303

Prior year reserve development - favorable (unfavorable)
Pre-tax (1)	$74	$125	$4	$221	$61	$424
After-tax (1)	$49	$84	$2	$144	$30	$279

(1)  The first quarter of 2017 includes the unfavorable impact of $62 million pre-tax ($51 million after-tax) in the Company’s international operations in Europe due to the UK  Ministry of Justice’s recent “Ogden” discount rate adjustment applied to lump sum bodily injury payouts.

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income by Major Component and Combined Ratio - Business Insurance ($ in millions, net of tax)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Underwriting gain	$107	$69	$82	$257	$83	$515
Net investment income	321	325	346	364	353	1,356
Other income (expense)	19	7	5	80	6	111
Segment income	$447	$401	$433	$701	$442	$1,982

Combined ratio (1) (2)
Loss and loss adjustment expense ratio	63.3%	63.7%	63.5%	56.4%	64.5%	61.7%
Underwriting expense ratio	31.8%	32.8%	32.6%	32.2%	31.9%	32.4%
Combined ratio	95.1%	96.5%	96.1%	88.6%	96.4%	94.1%

Impact on combined ratio:
Net favorable prior year reserve development	-2.2%	-3.6%	-0.1%	-6.3%	-1.8%	-3.1%
Catastrophes, net of reinsurance	4.3%	4.8%	2.1%	2.1%	3.8%	3.4%
Underlying combined ratio	93.0%	95.3%	94.1%	92.8%	94.4%	93.8%

(1)  Before policyholder dividends.

(2)  Billing and policy fees and other, which are a component of other revenues, are allocated as a reduction of underwriting expenses.  In addition, fee income is allocated as a reduction of losses and loss adjustment expenses and underwriting expenses as follows:

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016
Billing and policy fees and other	$4	$4	$5	$4	$4	$17
Fee income:
Loss and loss adjustment expenses	$44	$45	$44	$35	$42	$168
Underwriting expenses	70	70	67	67	67	274
Total fee income	$114	$115	$111	$102	$109	$442

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Business Insurance ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Statutory underwriting
Gross written premiums	$4,199	$3,780	$3,752	$3,501	$4,271	$15,232
Net written premiums	$3,760	$3,472	$3,388	$3,280	$3,855	$13,900

Net earned premiums	$3,414	$3,439	$3,497	$3,505	$3,429	$13,855
Losses and loss adjustment expenses	2,166	2,193	2,223	1,975	2,215	8,557
Underwriting expenses	1,160	1,145	1,118	1,089	1,169	4,512
Statutory underwriting gain	88	101	156	441	45	786
Policyholder dividends	8	9	9	9	9	35
Statutory underwriting gain after policyholder dividends	$80	$92	$147	$432	$36	$751

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Net Written Premiums - Business Insurance ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Net written premiums by market
Domestic
Select Accounts	$724	$709	$657	$639	$755	$2,729
Middle Market	2,063	1,741	1,824	1,751	2,177	7,379
National Accounts	320	234	245	259	288	1,058
National Property and Other	410	521	454	394	386	1,779
Total Domestic	3,517	3,205	3,180	3,043	3,606	12,945
International	243	267	208	237	249	955
Total	$3,760	$3,472	$3,388	$3,280	$3,855	$13,900

Net written premiums by product line
Domestic
Workers’ compensation	$1,198	$916	$939	$892	$1,207	$3,945
Commercial automobile	544	517	502	474	581	2,037
Commercial property	406	520	437	424	402	1,787
General liability	537	471	506	473	558	1,987
Commercial multi-peril	829	777	777	774	855	3,157
Other	3	4	19	6	3	32
Total Domestic	3,517	3,205	3,180	3,043	3,606	12,945
International	243	267	208	237	249	955
Total	$3,760	$3,472	$3,388	$3,280	$3,855	$13,900

National Accounts
Additions to claim volume under administration (1)	$797	$545	$553	$661	$734	$2,556
Written fees	$115	$91	$87	$84	$104	$377

(1)  Includes new and renewal business.

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income - Bond & Specialty Insurance ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Revenues
Premiums	$552	$559	$573	$576	$555	$2,260
Net investment income	60	58	59	62	61	239
Other revenues	4	5	5	7	5	21
Total revenues	616	622	637	645	621	2,520

Claims and expenses
Claims and claim adjustment expenses	179	93	186	175	227	633
Amortization of deferred acquisition costs	102	104	109	106	103	421
General and administrative expenses	107	109	112	117	113	445
Total claims and expenses	388	306	407	398	443	1,499

Segment income before income taxes	228	316	230	247	178	1,021
Income tax expense	68	101	65	75	33	309
Segment income	$160	$215	$165	$172	$145	$712

Other statistics
Effective tax rate on net investment income	16.9%	17.3%	9.8%	15.2%	14.6%	14.8%
Net investment income (after-tax)	$50	$48	$53	$53	$52	$204

Catastrophes, net of reinsurance:
Pre-tax	$1	$3	$1	$1	$1	$6
After-tax	$-	$2	$1	$1	$-	$4

Prior year reserve development - favorable (unfavorable)
Pre-tax	$66	$159	$46	$79	$14	$350
After-tax	$43	$105	$31	$51	$10	$230

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income by Major Component and Combined Ratio - Bond & Specialty Insurance ($ in millions, net of tax)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Underwriting gain	$108	$163	$108	$115	$89	$494
Net investment income	50	48	53	53	52	204
Other income (expense)	2	4	4	4	4	14
Segment income	$160	$215	$165	$172	$145	$712

Combined ratio
Loss and loss adjustment expense ratio	32.1%	16.2%	32.0%	29.1%	40.6%	27.4%
Underwriting expense ratio	37.7%	38.3%	38.6%	38.7%	38.8%	38.3%
Combined ratio	69.8%	54.5%	70.6%	67.8%	79.4%	65.7%

Impact on combined ratio:
Net favorable prior year reserve development	-12.0%	-28.4%	-8.1%	-13.7%	-2.6%	-15.5%
Catastrophes, net of reinsurance	0.1%	0.5%	0.2%	0.2%	0.1%	0.3%
Underlying combined ratio	81.7%	82.4%	78.5%	81.3%	81.9%	80.9%

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Bond & Specialty Insurance ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Statutory underwriting
Gross written premiums	$577	$589	$618	$588	$601	$2,372
Net written premiums	$522	$570	$600	$579	$544	$2,271

Net earned premiums	$552	$559	$573	$576	$555	$2,260
Losses and loss adjustment expenses	177	91	184	167	226	619
Underwriting expenses	212	218	225	217	219	872
Statutory underwriting gain	163	250	164	192	110	769
Policyholder dividends	2	2	2	7	2	13
Statutory underwriting gain after policyholder dividends	$161	$248	$162	$185	$108	$756

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Net Written Premiums - Bond & Specialty Insurance ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016
Net written premiums by market
Domestic
Management Liability	$325	$331	$354	$332	$330	$1,342
Surety	167	205	212	173	174	757
Total Domestic	492	536	566	505	504	2,099
International	30	34	34	74	40	172
Total	$522	$570	$600	$579	$544	$2,271

Net written premiums by product line
Domestic
Fidelity & surety	$219	$255	$266	$221	$225	$961
General liability	227	240	246	241	234	954
Other	46	41	54	43	45	184
Total Domestic	492	536	566	505	504	2,099
International	30	34	34	74	40	172
Total	$522	$570	$600	$579	$544	$2,271

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income - Personal Insurance ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016
Revenues
Premiums	$2,015	$2,069	$2,139	$2,196	$2,199	$8,419
Net investment income	85	87	92	98	96	362
Fee income	3	4	5	4	4	16
Other revenues	16	15	16	16	16	63
Total revenues	2,119	2,175	2,252	2,314	2,315	8,860

Claims and expenses
Claims and claim adjustment expenses	1,320	1,425	1,396	1,543	1,602	5,684
Amortization of deferred acquisition costs	323	332	340	348	346	1,343
General and administrative expenses	265	289	287	283	265	1,124
Total claims and expenses	1,908	2,046	2,023	2,174	2,213	8,151

Segment income before income taxes	211	129	229	140	102	709
Income tax expense	59	34	66	33	13	192
Segment income	$152	$95	$163	$107	$89	$517

Other statistics
Effective tax rate on net investment income	20.2%	20.3%	21.0%	22.2%	22.3%	21.0%
Net investment income (after-tax)	$68	$69	$73	$76	$75	$286

Catastrophes, net of reinsurance:
Pre-tax	$169	$163	$14	$62	$214	$408
After-tax	$110	$110	$8	$41	$140	$269

Prior year reserve development - favorable (unfavorable)
Pre-tax	$40	$4	$(11)	$(36)	$6	$(3)
After-tax	$27	$3	$(6)	$(23)	$4	$1

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income by Major Component and Combined Ratio - Personal Insurance ($ in millions, net of tax)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Underwriting gain	$74	$16	$79	$21	$3	$190
Net investment income	68	69	73	76	75	286
Other income (expense)	10	10	11	10	11	41
Segment income	$152	$95	$163	$107	$89	$517

Combined ratio (1)
Loss and loss adjustment expense ratio	65.5%	68.9%	65.2%	70.3%	72.9%	67.5%
Underwriting expense ratio	28.1%	28.9%	28.3%	27.7%	26.7%	28.3%
Combined ratio	93.6%	97.8%	93.5%	98.0%	99.6%	95.8%

Impact on combined ratio:
Net (favorable)/unfavorable prior year reserve development	-2.0%	-0.2%	0.5%	1.6%	-0.3%	0.0%
Catastrophes, net of reinsurance	8.4%	7.8%	0.6%	2.8%	9.8%	4.9%
Underlying combined ratio	87.2%	90.2%	92.4%	93.6%	90.1%	90.9%

Domestic Agency combined ratio	92.8%	94.6%	91.7%	97.1%	99.0%	94.1%

(1)  Billing and policy fees and other, which are a component of other revenues, and fee income are allocated as a reduction of underwriting expenses.

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016
Billing and policy fees and other	$18	$18	$18	$18	$19	$72

Fee income	$3	$4	$5	$4	$4	$16

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Personal Insurance ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Statutory underwriting
Gross written premiums	$1,936	$2,319	$2,428	$2,208	$2,146	$8,891
Net written premiums	$1,884	$2,303	$2,401	$2,199	$2,096	$8,787

Net earned premiums	$2,015	$2,069	$2,139	$2,196	$2,199	$8,419
Losses and loss adjustment expenses	1,320	1,425	1,396	1,543	1,602	5,684
Underwriting expenses	560	646	658	620	587	2,484
Statutory underwriting gain (loss)	$135	$(2)	$85	$33	$10	$251

Policies in force (in thousands)
Automobile	2,630	2,704	2,788	2,871	2,929	2,871
Homeowners and Other	4,474	4,531	4,564	4,591	4,639	4,591

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Net Written Premiums - Personal Insurance ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Net written premiums by market
Domestic
Agency
Automobile	$932	$1,081	$1,095	$1,058	$1,087	$4,103
Homeowners and Other	760	1,036	1,058	918	794	3,772
Total Agency	1,692	2,054	2,153	1,976	1,881	7,875
Direct-to-Consumer	68	75	87	79	83	309
Total Domestic	1,760	2,129	2,240	2,055	1,964	8,184
International	124	174	161	144	132	603
Total	$1,884	$2,303	$2,401	$2,199	$2,096	$8,787

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Personal Insurance - Domestic Agency Automobile (1) ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Statutory underwriting

Gross written premiums	$939	$1,022	$1,099	$1,063	$1,094	$4,123
Net written premiums	$932	$1,018	$1,095	$1,058	$1,087	$4,103

Net earned premiums	$891	$925	$973	$1,019	$1,035	$3,808
Losses and loss adjustment expenses	626	703	751	945	800	3,025
Underwriting expenses	234	252	259	256	260	1,001
Statutory underwriting gain (loss)	$31	$(30)	$(37)	$(182)	$(25)	$(218)

Other statistics
Combined ratio (2):
Loss and loss adjustment expense ratio	70.3%	75.9%	77.1%	92.8%	77.3%	79.4%
Underwriting expense ratio	24.9%	25.4%	24.3%	23.9%	23.8%	24.6%
Combined ratio	95.2%	101.3%	101.4%	116.7%	101.1%	104.0%

Impact on combined ratio:
Net (favorable)/unfavorable prior year reserve development	-0.8%	0.0%	0.0%	3.9%	0.0%	0.8%
Catastrophes, net of reinsurance	2.0%	2.7%	0.3%	0.6%	2.5%	1.4%
Underlying combined ratio	94.0%	98.6%	101.1%	112.2%	98.6%	101.8%

Catastrophe losses, net of reinsurance:
Pre-tax	$19	$24	$4	$5	$26	$52
After-tax	$12	$16	$2	$4	$17	$34

Prior year reserve development - favorable (unfavorable)
Pre-tax	$7	$-	$-	$(40)	$-	$(33)
After-tax	$4	$-	$-	$(25)	$-	$(21)

Policies in force (in thousands)	2,212	2,275	2,350	2,428	2,482
Change from prior year quarter	9.5%	10.6%	11.6%	12.6%	12.2%
Change from prior quarter	2.5%	2.8%	3.3%	3.3%	2.2%

(1)  Represents Automobile policies sold through agents, brokers and other intermediaries, and excludes direct to consumer.

(2)  Billing and policy fees and other, which are a component of other revenues, and fee income are allocated as a reduction of underwriting expenses.

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016
Billing and policy fees and other	$9	$9	$9	$9	$10	$36

Fee income	$2	$2	$2	$2	$2	$8

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Personal Insurance - Domestic Agency Homeowners and Other (1) ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Statutory underwriting

Gross written premiums	$803	$1,045	$1,075	$920	$835	$3,843
Net written premiums	$760	$1,036	$1,058	$918	$794	$3,772

Net earned premiums	$920	$926	$942	$949	$934	$3,737
Losses and loss adjustment expenses	578	541	493	447	646	2,059
Underwriting expenses	236	297	301	272	243	1,106
Statutory underwriting gain	$106	$88	$148	$230	$45	$572

Other statistics
Combined ratio (2):
Loss and loss adjustment expense ratio	62.8%	58.4%	52.3%	47.2%	69.1%	55.1%
Underwriting expense ratio	27.6%	29.5%	29.2%	28.9%	27.6%	28.8%
Combined ratio	90.4%	87.9%	81.5%	76.1%	96.7%	83.9%

Impact on combined ratio:
Net (favorable)/unfavorable prior year reserve development	-1.8%	0.0%	2.0%	0.5%	0.0%	0.2%
Catastrophes, net of reinsurance	16.0%	9.7%	1.2%	5.2%	19.1%	8.0%
Underlying combined ratio	76.2%	78.2%	78.3%	70.4%	77.6%	75.7%

Catastrophe losses, net of reinsurance:
Pre-tax	$147	$91	$11	$49	$178	$298
After-tax	$96	$59	$7	$31	$116	$193

Prior year reserve development - favorable (unfavorable)
Pre-tax	$17	$-	$(19)	$(5)	$-	$(7)
After-tax	$11	$-	$(12)	$(4)	$-	$(5)

Policies in force (in thousands)	4,068	4,117	4,146	4,174	4,222
Change from prior year quarter	1.5%	2.5%	2.8%	3.3%	3.8%
Change from prior quarter	0.6%	1.2%	0.7%	0.7%	1.1%

(1)  Represents Homeowners and Other Lines sold through agents, brokers and other intermediaries, and excludes direct to consumer.

(2)  Billing and policy fees and other, which are a component of other revenues, and fee income are allocated as a reduction of underwriting expenses.

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016
Billing and policy fees and other	$7	$6	$6	$7	$7	$26

Fee income	$2	$2	$2	$1	$2	$7

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Interest Expense and Other ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Revenues
Other revenues	$3	$3	$3	$2	$1	$11

Claims and expenses
Interest expense	91	93	89	90	89	363
General and administrative expenses	8	7	8	8	8	31
Total claims and expenses	99	100	97	98	97	394

Loss before income tax benefit	(96)	(97)	(94)	(96)	(96)	(383)
Income taxes	(35)	(35)	(34)	(35)	(34)	(139)
Loss	$(61)	$(62)	$(60)	$(61)	$(62)	$(244)

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Consolidated Balance Sheet (in millions)

	March 31,	December 31,		March 31,	December 31,
	2017	2016		2017	2016

Assets			Liabilities
Fixed maturities, available for sale, at fair value			Claims and claim adjustment expense reserves	$48,320	$47,949
(amortized cost $60,269 and $59,650)	$61,268	$60,515	Unearned premium reserves	12,814	12,329
Equity securities, available for sale, at fair value			Contractholder payables	4,668	4,609
(cost $512 and $504)	751	732	Payables for reinsurance premiums	429	273
Real estate investments	926	928	Debt	6,438	6,437
Short-term securities	4,817	4,865	Other liabilities	4,965	5,427
Other investments	3,495	3,448	Total liabilities	77,634	77,024
Total investments	71,257	70,488

Cash	249	307
Investment income accrued	575	630
Premiums receivable	7,012	6,722
Reinsurance recoverables	8,199	8,287
Ceded unearned premiums	745	589	Shareholders’ equity
Deferred acquisition costs	1,987	1,923	Common stock (1,750.0 shares authorized;
Deferred taxes	261	465	279.4 and 279.6 shares issued and outstanding)	22,724	22,614
Contractholder receivables	4,668	4,609	Retained earnings	32,623	32,196
Goodwill	3,584	3,580	Accumulated other comprehensive loss	(615)	(755)
Other intangible assets	266	268	Treasury stock, at cost (491.9 and 489.5 shares)	(31,120)	(30,834)
Other assets	2,443	2,377	Total shareholders’ equity	23,612	23,221
Total assets	$101,246	$100,245	Total liabilities and shareholders’ equity	$101,246	$100,245

The Travelers Companies, Inc. Investment Portfolio (at carrying value, $ in millions)

	March 31,	Pre-tax Book	December 31,	Pre-tax Book
	2017	Yield (1)	2016	Yield (1)
Investment portfolio

Taxable fixed maturities (including redeemable preferred stock)	$29,587	3.16%	$28,895	3.17%
Tax-exempt fixed maturities	31,681	3.18%	31,620	3.25%
Total fixed maturities	61,268	3.17%	60,515	3.21%

Non-redeemable preferred stocks	132	5.37%	129	5.37%
Public common stocks	619		603
Total equity securities	751		732

Real estate investments	926		928

Short-term securities	4,817	0.87%	4,865	0.74%

Private equities	2,079		2,049
Hedge funds	336		339
Real estate partnerships	645		644
Other investments	435		416
Total other investments	3,495		3,448

Total investments	$71,257		$70,488

Net unrealized investment gains, net of tax, included in shareholders’ equity	$823		$730

(1)  Yields are provided for those investments with an embedded book yield.

The Travelers Companies, Inc. Investment Portfolio - Fixed Maturities Data (at carrying value, $ in millions)

	March 31,	December 31,
	2017	2016
Fixed maturities
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$2,049	$2,035
Obligations of states and political subdivisions:
Pre-refunded	4,612	5,157
All other	27,348	26,753
Total	31,960	31,910
Debt securities issued by foreign governments	1,590	1,662
Mortgage-backed securities - principally obligations of U.S. Government agencies	1,780	1,708
Corporates (including redeemable preferreds)	23,889	23,200
Total fixed maturities	$61,268	$60,515

Fixed Maturities

Quality Characteristics (1)

	March 31, 2017
	Amount	% of Total
Quality Ratings
Aaa	$26,252	42.8%
Aa	17,379	28.4
A	8,576	14.0
Baa	7,309	11.9
Total investment grade	59,516	97.1
Ba	1,062	1.8
B	439	0.7
Caa and lower	251	0.4
Total below investment grade	1,752	2.9
Total fixed maturities	$61,268	100.0%
Average weighted quality	Aa2, AA
Average duration of fixed maturities and short-term securities, net of securities lending
activities and net receivables and payables on investment sales and purchases	4.3

(1)  Rated using external rating agencies or by Travelers when a public rating does not exist.  Below investment grade assets refer to securities rated “Ba” or below.

The Travelers Companies, Inc. Investment Income ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Gross investment income
Fixed maturities	$503	$497	$490	$491	$477	$1,981
Short-term securities	6	7	7	9	11	29
Other	44	53	95	138	131	330
	553	557	592	638	619	2,340
Investment expenses	9	8	10	11	9	38
Net investment income, pre-tax	544	549	582	627	610	2,302
Income taxes	105	107	110	134	130	456
Net investment income, after-tax	$439	$442	$472	$493	$480	$1,846

Effective tax rate	19.3%	19.4%	19.0%	21.3%	21.3%	19.8%

Average invested assets (1)	$69,926	$70,033	$70,110	$70,697	$70,865	$70,246

Average yield pre-tax (1)	3.1%	3.1%	3.3%	3.5%	3.4%	3.3%
Average yield after-tax	2.5%	2.5%	2.7%	2.8%	2.7%	2.6%

(1)  Excludes net unrealized investment gains, and is adjusted for cash, receivables for investment sales, payables on investment purchases and accrued investment income.

The Travelers Companies, Inc. Net Realized and Unrealized Investment Gains (Losses) ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Net realized investment gains (losses)
Fixed maturities	$4	$21	$11	$8	$4	$44
Equity securities	(5)	2	2	3	5	2
Other (1)	(8)	(4)	10	24	(4)	22
Realized investment gains (losses) before tax	(9)	19	23	35	5	68
Related taxes	(2)	4	8	11	2	21
Net realized investment gains (losses)	$(7)	$15	$15	$24	$3	$47

Gross investment gains (1)	$120	$150	$68	$141	$58	$479
Gross investment losses before impairments (1)	(111)	(127)	(41)	(103)	(51)	(382)
Net investment gains (losses) before impairments	9	23	27	38	7	97
Other-than-temporary impairment losses	(18)	(4)	(4)	(3)	(2)	(29)
Net realized investment gains (losses) before tax	(9)	19	23	35	5	68
Related taxes	(2)	4	8	11	2	21
Net realized investment gains (losses)	$(7)	$15	$15	$24	$3	$47

	March 31,	June 30,	September 30,	December 31,	March 31,
	2016	2016	2016	2016	2017

Net unrealized investment gains, net of tax, by asset type
Fixed maturities	$2,495	$3,336	$2,887	$865	$999
Equity securities & other	198	249	248	247	256
Unrealized investment gains before tax	2,693	3,585	3,135	1,112	1,255
Related taxes	934	1,244	1,086	382	432

Balance, end of period	$1,759	$2,341	$2,049	$730	$823

(1) Includes the following gross investment gains and gross investment losses related to U.S. Treasury futures, which are settled daily:

Gross investment Treasury future gains	$30	$31	$36	$45	$31	$142
Gross investment Treasury future losses	$49	$42	$33	$20	$34	$144

The Company entered into these arrangements as part of its strategy to manage the duration of its fixed maturity portfolio.  In a changing interest rate environment, the change in the value of the futures contracts can be expected to partially offset changes in the value of the fixed maturity portfolio.

The Travelers Companies, Inc. Reinsurance Recoverables ($ in millions)

		March 31,	December 31,
		2017	2016
Gross reinsurance recoverables on paid and unpaid claims and claim adjustment expenses		$3,153	$3,181
Allowance for uncollectible reinsurance		(115)	(116)
Net reinsurance recoverables (i)		3,038	3,065
Mandatory pools and associations (ii)		2,016	2,054
Structured settlements (iii)		3,145	3,168
Total reinsurance recoverables		$8,199	$8,287

(i) The Company’s top five reinsurer groups, including retroactive reinsurance, included in net reinsurance recoverables is as follows:

	A.M. Best Rating of Group’s	March 31,
Reinsurer	Predominant Reinsurer	2017
Swiss Re Group	A+ second highest of 16 ratings	$373
Berkshire Hathaway	A++ highest of 16 ratings	242
Sompo Japan Nipponkoa Group	A+ second highest of 16 ratings	216
Munich Re Group	A+ second highest of 16 ratings	189
XL Capital Group	A third highest of 16 ratings	147

The gross reinsurance recoverables on paid and unpaid claims and claim adjustment expenses represent the current and estimated future amounts due from reinsurers on known and incurred but not reported claims.  The ceded reserves are estimated in a manner consistent with the underlying direct and assumed reserves.  Although this total comprises recoverables due from nearly one thousand different reinsurance entities, about half is attributable to 10 reinsurer groups.

The net reinsurance recoverables reflect an allowance for uncollectible reinsurance that is based upon the Company’s ongoing review of amounts outstanding, reinsurer solvency, the Company’s experience, current economic conditions, and other relevant factors.  Of the total net recoverables due from reinsurers at March 31, 2017, after deducting mandatory pools and associations and structured settlement balances, $2.4 billion, or 79%, were rated by A.M. Best Company.  Of the total rated by A.M. Best Company, 99% were rated A- or better.  The remaining 21% of net recoverables from reinsurers were comprised of the following:  5% related to the Company’s participation in voluntary pools, 13% related to recoverables from captive insurance companies and 3% were balances from other companies not rated by A.M. Best Company.  In addition, $1.0 billion of the net recoverables were collateralized by letters of credit, funds held or trust agreements at March 31, 2017.

(ii)  The mandatory pools and associations represent various involuntary assigned risk pools that the Company is required to participate in.  These pools principally involve workers’ compensation and automobile insurance, which provide various insurance coverages to insureds that otherwise are unable to purchase coverage in the open market.  The costs of these mandatory pools in most states are usually charged back to the participating members in proportion to voluntary writings of related business in that state.  In the event that a member of the pool becomes insolvent, the remaining members assume an additional pro rata share of the pool’s liabilities.  Recoverables due from the National Flood Insurance Program are included with mandatory pools.

(iii)  Included in reinsurance recoverables are certain amounts related to structured settlements, which comprise annuities purchased from various life insurance companies to settle certain personal physical injury claims, of which workers’ compensation claims comprise a significant portion.  In cases where the Company did not receive a release from the claimant, the amount due from the life insurance company related to the structured settlement is included in the Company’s consolidated balance sheet as a liability and as a reinsurance recoverable, as the Company retains the contingent liability to pay the claimant in the event that the life insurance company fails to make the required annuity payments.  The Company would be required to make such payments, to the extent the purchased annuities are not covered by state guaranty associations.

The Company’s top five groups by structured settlement is as follows:

	A.M. Best Rating of Group’s	March 31,
Group	Predominant Insurer	2017
Fidelity and Guaranty Life	B++ fifth highest of 16 ratings	$877
Metlife (1)	A third highest of 16 ratings	389
Genworth Financial Group (2)	B++ fifth highest of 16 ratings	374
John Hancock Group	A+ second highest of 16 ratings	295
Symetra Financial Corporation	A third highest of 16 ratings	262

(1)  MetLife Inc. previously announced a plan to pursue the separation of a substantial portion of its U.S. Retail segment into an entity to be named Brighthouse Financial, Inc. MetLife Insurance Company USA, which holds the majority of the structured settlement annuities that the Company has with MetLife, has been renamed Brighthouse Life Insurance Company. As of March 31, 2017, Brighthouse Life Insurance Company was still part of the MetLife group.

(2)  On October 23, 2016, Genworth Financial (Genworth) announced that they have entered into a definitive agreement under which China Oceanwide Holdings Group Co., Ltd. (China Oceanwide) agreed to acquire all of the outstanding shares of Genworth. The transaction, which has been approved by both companies’ boards of directors, is expected to close by the middle of 2017. On March 7, 2017 Genworth’s stockholders adopted the merger agreement, and the acquistion is pending the receipt of required regulatory approvals.  China Oceanwide is a privately held, family owned international financial holding group headquartered in Beijing, China.  Following the announcement A.M. Best affirmed the financial strength rating of Genworth Life & Annuity Insurance Company at B++ (Good), and downgraded Genworth Life Insurance Company and Genworth Life Insurance Company of New York from B++ (Good) to B (Fair) and placed all ratings under review with negative implications.

The Travelers Companies, Inc. Net Reserves for Losses and Loss Adjustment Expense ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016
Statutory Reserves for Losses and Loss Adjustment Expenses

Business Insurance
Beginning of period	$32,363	$32,677	$32,331	$32,540	$32,407	$32,363
Incurred	2,166	2,193	2,223	1,975	2,215	8,557
Paid	(1,890)	(2,491)	(2,001)	(2,061)	(2,019)	(8,443)
Foreign exchange and other	38	(48)	(13)	(47)	18	(70)
End of period	$32,677	$32,331	$32,540	$32,407	$32,621	$32,407

Bond & Specialty Insurance
Beginning of period	$3,406	$3,383	$3,278	$3,224	$3,150	$3,406
Incurred	177	91	184	167	226	619
Paid	(203)	(179)	(234)	(225)	(249)	(841)
Foreign exchange and other	3	(17)	(4)	(16)	5	(34)
End of period	$3,383	$3,278	$3,224	$3,150	$3,132	$3,150

Personal Insurance
Beginning of period	$4,013	$4,164	$4,188	$4,192	$4,347	$4,013
Incurred	1,320	1,425	1,396	1,543	1,602	5,684
Paid	(1,229)	(1,401)	(1,385)	(1,366)	(1,400)	(5,381)
Foreign exchange and other	60	-	(7)	(22)	11	31
End of period	$4,164	$4,188	$4,192	$4,347	$4,560	$4,347

Total
Beginning of period	$39,782	$40,224	$39,797	$39,956	$39,904	$39,782
Incurred	3,663	3,709	3,803	3,685	4,043	14,860
Paid	(3,322)	(4,071)	(3,620)	(3,652)	(3,668)	(14,665)
Foreign exchange and other	101	(65)	(24)	(85)	34	(73)
End of period	$40,224	$39,797	$39,956	$39,904	$40,313	$39,904

Prior Year Reserve Development: Unfavorable (Favorable)

Business Insurance
Asbestos	$-	$-	$225	$-	$-	$225
Environmental	-	82	-	-	-	82
All other	(74)	(207)	(229)	(221)	(61)	(731)
Total Business Insurance (1)	(74)	(125)	(4)	(221)	(61)	(424)

Bond & Specialty Insurance	(66)	(159)	(46)	(79)	(14)	(350)

Personal Insurance	(40)	(4)	11	36	(6)	3
Total	$(180)	$(288)	$(39)	$(264)	$(81)	$(771)

(1)  Excludes accretion of discount.

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Asbestos and Environmental Reserves ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Asbestos reserves
Beginning reserves:
Gross	$1,989	$1,937	$1,317	$1,597	$1,512	$1,989
Ceded	(179)	(164)	(83)	(195)	(186)	(179)
Net	1,810	1,773	1,234	1,402	1,326	1,810
Incurred losses and loss expenses:
Gross	-	-	355	-	-	355
Ceded	-	-	(130)	-	-	(130)
Paid loss and loss expenses:
Gross	52	619	75	85	76	831
Ceded	(15)	(81)	(18)	(9)	(18)	(123)
Foreign exchange and other:
Gross	-	(1)	-	-	-	(1)
Ceded	-	-	-	-	-	-
Ending reserves:
Gross	1,937	1,317	1,597	1,512	1,436	1,512
Ceded	(164)	(83)	(195)	(186)	(168)	(186)
Net	$1,773	$1,234	$1,402	$1,326	$1,268	$1,326

Environmental reserves
Beginning reserves:
Gross	$375	$366	$439	$411	$395	$375
Ceded	(14)	(14)	(18)	(17)	(13)	(14)
Net	361	352	421	394	382	361
Incurred losses and loss expenses:
Gross	-	87	-	-	-	87
Ceded	-	(5)	-	-	-	(5)
Paid loss and loss expenses:
Gross	10	14	28	15	16	67
Ceded	-	(1)	(1)	(4)	-	(6)
Foreign exchange and other:
Gross	1	-	-	(1)	-	-
Ceded	-	-	-	-	-	-
Ending reserves:
Gross	366	439	411	395	379	395
Ceded	(14)	(18)	(17)	(13)	(13)	(13)
Net	$352	$421	$394	$382	$366	$382

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Capitalization ($ in millions)

	March 31,	December 31,
Debt	2017	2016

Short-term debt
Commercial paper	$100	$100
5.75% Senior notes due December 15, 2017 (1)	450	450
Total short-term debt	550	550

Long-term debt
5.80% Senior notes due May 15, 2018 (1)	500	500
5.90% Senior notes due June 2, 2019 (1)	500	500
3.90% Senior notes due November 1, 2020 (1)	500	500
7.75% Senior notes due April 15, 2026	200	200
7.625% Junior subordinated debentures due December 15, 2027	125	125
6.375% Senior notes due March 15, 2033 (1)	500	500
6.75% Senior notes due June 20, 2036 (1)	400	400
6.25% Senior notes due June 15, 2037 (1)	800	800
5.35% Senior notes due November 1, 2040 (1)	750	750
4.60% Senior notes due August 1, 2043 (1)	500	500
4.30% Senior notes due August 25, 2045 (1)	400	400
8.50% Junior subordinated debentures due December 15, 2045	56	56
3.75% Senior notes due May 15, 2046 (1)	500	500
8.312% Junior subordinated debentures due July 1, 2046	73	73
6.25% Fixed-to-floating rate junior subordinated debentures due March 15, 2067 (2)	107	107
Total long-term debt	5,911	5,911
Unamortized fair value adjustment	47	47
Unamortized debt issuance costs	(70)	(71)
	5,888	5,887
Total debt	6,438	6,437

Common equity (excluding net unrealized investment gains, net of tax)	22,789	22,491
Total capital (excluding net unrealized investment gains, net of tax)	$29,227	$28,928
Total debt to capital (excluding net unrealized investment gains, net of tax)	22.0%	22.3%

(1)  Redeemable anytime with “make-whole” premium.

(2)  Redeemable at anytime at par.  On March 15, 2017 interest was converted from a fixed rate to a floating rate, which was 3.346% on March 31, 2017.

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Statutory Capital and Surplus to GAAP Shareholders’ Equity Reconciliation ($ in millions)

	March 31,	December 31,
	2017(1)	2016

Statutory capital and surplus	$20,617	$20,759

GAAP adjustments

Goodwill and intangible assets	3,686	3,684

Investments	1,421	1,273

Noninsurance companies	(4,135)	(4,559)

Deferred acquisition costs	1,987	1,923

Deferred federal income tax	(1,183)	(1,038)

Current federal income tax	(13)	(31)

Reinsurance recoverables	69	69

Furniture, equipment & software	696	690

Agents balances	166	156

Other	301	295

Total GAAP adjustments	2,995	2,462

GAAP shareholders’ equity	$23,612	$23,221

(1) Estimated and Preliminary

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Statement of Cash Flows ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Cash flows from operating activities
Net income	$691	$664	$716	$943	$617	$3,014
Adjustments to reconcile net income to net cash
provided by operating activities:
Net realized investment (gains) losses	9	(19)	(23)	(35)	(5)	(68)
Depreciation and amortization	213	200	211	202	211	826
Deferred federal income tax expense	105	(30)	(46)	81	151	110
Amortization of deferred acquisition costs	971	989	1,012	1,013	1,003	3,985
Equity in income from other investments	(17)	(27)	(70)	(118)	(109)	(232)
Premiums receivable	(393)	(174)	227	54	(286)	(286)
Reinsurance recoverables	126	190	(68)	362	94	610
Deferred acquisition costs	(1,014)	(1,048)	(1,034)	(965)	(1,065)	(4,061)
Claims and claim adjustment expense reserves	226	(613)	248	(118)	334	(257)
Unearned premium reserves	328	203	194	(353)	475	372
Other	(395)	108	403	73	(645)	189
Net cash provided by operating activities	850	443	1,770	1,139	775	4,202

Cash flows from investing activities
Proceeds from maturities of fixed maturities	1,748	2,025	2,875	2,327	2,218	8,975
Proceeds from sales of investments:
Fixed maturities	421	318	126	552	188	1,417
Equity securities	14	24	33	21	21	92
Real estate investments	69	-	-	-	11	69
Other investments	186	157	226	270	195	839
Purchases of investments:
Fixed maturities	(2,700)	(3,005)	(3,299)	(2,605)	(3,056)	(11,609)
Equity securities	(12)	(14)	(10)	(15)	(22)	(51)
Real estate investments	(7)	(13)	(10)	(18)	(16)	(48)
Other investments	(162)	(128)	(132)	(158)	(124)	(580)
Net sales (purchases) of short-term securities	85	596	(816)	(64)	49	(199)
Securities transactions in course of settlement	291	170	50	(532)	157	(21)
Other	(79)	(75)	(86)	(104)	(63)	(344)
Net cash provided by (used in) investing activities	(146)	55	(1,043)	(326)	(442)	(1,460)

The Travelers Companies, Inc. Statement of Cash Flows (Continued) ($ in millions)

						Full
	1Q	2Q	3Q	4Q	1Q	Year
	2016	2016	2016	2016	2017	2016

Cash flows from financing activities
Treasury stock acquired - share repurchase authorization	(550)	(550)	(550)	(750)	(225)	(2,400)
Treasury stock acquired - net employee share-based compensation	(59)	-	(12)	(1)	(61)	(72)
Dividends paid to shareholders	(180)	(195)	(194)	(188)	(190)	(757)
Payment of debt	-	(400)	-	-	-	(400)
Issuance of debt	-	491	-	-	-	491
Issuance of common stock - employee share options	64	65	35	168	83	332
Net cash used in financing activities	(725)	(589)	(721)	(771)	(393)	(2,806)

Effect of exchange rate changes on cash	2	(5)	(2)	(4)	2	(9)

Net increase (decrease) in cash	(19)	(96)	4	38	(58)	(73)
Cash at beginning of period	380	361	265	269	307	380
Cash at end of period	$361	$265	$269	$307	$249	$307

Income taxes paid	$63	$404	$181	$244	$2	$892
Interest paid	$42	$138	$43	$135	$43	$358

The Travelers Companies, Inc. Financial Supplement - First Quarter 2017 Glossary of Financial Measures and Description of Reportable Business Segments

The following measures are used by the Company’s management to evaluate financial performance against historical results and establish targets on a consolidated basis.  In some cases, these measures are considered non-GAAP financial measures under applicable SEC rules because they are not displayed as separate line items in the consolidated financial statements or are not required to be disclosed in the notes to financial statements or, in some cases, include or exclude certain items not ordinarily included or excluded in the most comparable GAAP financial measure.

In the opinion of the Company’s management, a discussion of these measures provides investors, financial analysts, rating agencies and other financial statement users with a better understanding of the significant factors that comprise the Company’s periodic results of operations and how management evaluates the Company’s financial performance.  Internally, the Company’s management uses these measures to evaluate performance against historical results and establish financial targets on a consolidated basis.

Some of these measures exclude net realized investment gains (losses), net of tax, and/or net unrealized investment gains (losses), net of tax, which can be significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends.

Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by the Company’s management.

Core income (loss) is net income (loss) excluding the after-tax impact of net realized investment gains (losses), discontinued operations and cumulative effect of changes in accounting principles when applicable.  Segment income (loss) is comparable to core income (loss) on a segment basis.  Management uses segment income (loss) to analyze each segment’s performance and as a tool in making business decisions.  Financial statement users also consider core income when analyzing the results and trends of insurance companies.  Core income (loss) per share is core income (loss) on a per common share basis.

Average shareholders’ equity is (a) the sum of total shareholders’ equity at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two.  Adjusted shareholders’ equity is shareholders’ equity excluding net unrealized investment gains (losses), net of tax, and net realized investment gains (losses), net of tax, for the period presented.  Adjusted average shareholders’ equity is (a) the sum of total adjusted shareholders’ equity at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two.

Return on equity is the ratio of annualized net income (loss) to average shareholders’ equity for the periods presented.  Core return on equity is the ratio of annualized core income (loss) to adjusted average shareholders’ equity for the periods presented.  In the opinion of the Company’s management, these are important indicators of how well management creates value for its shareholders through its operating activities and its capital management.

Underwriting gain (loss) is net earned premiums and fee income less claims and claim adjustment expenses and insurance-related expenses.  In the opinion of the Company’s management, it is important to measure the profitability of each segment excluding the results of investing activities, which are managed separately from the insurance business.  This measure is used to assess each segment’s business performance and as a tool in making business decisions.

A catastrophe is a severe loss caused by various natural events, including, among others, hurricanes, tornadoes and other windstorms, earthquakes, hail, wildfires, severe winter weather, floods, tsunamis, volcanic eruptions and other naturally-occurring events, such as solar flares. Catastrophes can also be man-made, such as terrorist attacks and other intentionally destructive acts including those involving nuclear, biological, chemical, radiological, cyber-attacks, explosions and infrastructure failures.  Each catastrophe has unique characteristics and catastrophes are not predictable as to timing or amount.  Their effects are included in net and core income and claims and claim adjustment expense reserves upon occurrence.  A catastrophe may result in the payment of reinsurance reinstatement premiums and assessments from various pools.

Net favorable (unfavorable) prior year loss reserve development is the increase or decrease in incurred claims and claim adjustment expenses as a result of the re-estimation of claims and claim adjustment expense reserves at successive valuation dates for a given group of claims, which may be related to one or more prior years.  In the opinion of the Company’s management, a discussion of loss reserve development is meaningful to users of the financial statements as it allows them to assess the impact between prior and current year development on incurred claims and claim adjustment expenses, net and core income (loss), and changes in claims and claim adjustment expense reserve levels from period to period.

Combined ratio For Statutory Accounting Practices (SAP), the combined ratio is the sum of the SAP loss and LAE ratio and the SAP underwriting expense ratio as defined in the statutory financial statements required by insurance regulators.  The combined ratio, as used in this financial supplement, is the equivalent of, and is calculated in the same manner as, the SAP combined ratio except that the SAP underwriting expense ratio is based on net written premium and the underwriting expense ratio as used in this financial supplement is based on net earned premiums.  For SAP, the loss and LAE ratio is the ratio of incurred losses and loss adjustment expenses less certain administrative services fee income to net earned premiums as defined in the statutory financial statements required by insurance regulators. The loss and LAE ratio as used in this financial supplement is calculated in the same manner as the SAP ratio.  For SAP, the underwriting expense ratio is the ratio of underwriting expenses incurred (including commissions paid), less certain administrative services fee income and billing and policy fees, to net written premiums as defined in the statutory financial statements required by insurance regulators. The underwriting expense ratio as used in this financial supplement, is the ratio of underwriting expenses (including the amortization of deferred acquisition costs), less certain administrative services fee income and billing and policy fees, to net earned premiums.   Underlying combined ratio is the combined ratio adjusted to exclude the impact of prior year reserve development and catastrophes, net of reinsurance.

The combined ratio, loss and LAE ratio, and underwriting expense ratio are used as indicators of the Company’s underwriting discipline, efficiency in acquiring and servicing its business and overall underwriting profitability. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Other companies’ method of computing similarly titled measures may not be comparable to the Company’s method of computing these ratios.

Gross written premiums reflect the direct and assumed contractually determined amounts charged to policyholders for the effective period of the contract based on the terms and conditions of the insurance contract.  Net written premiums reflect gross written premiums less premiums ceded to reinsurers.

Book value per share is total common shareholders’ equity divided by the number of common shares outstanding.  Adjusted book value per share is total common shareholders’ equity excluding the after-tax impact of net unrealized investment gains and losses, divided by the number of common shares outstanding. In the opinion of the Company’s management, adjusted book value per share is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets, (i.e., net unrealized investment gains (losses), net of tax) which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

Total capital is the sum of total shareholders’ equity and debt.  Debt-to-capital ratio excluding net unrealized gain (loss) on investments is the ratio of debt to total capital excluding the after-tax impact of net unrealized investment gains and losses.  In the opinion of the Company’s management, the debt to capital ratio is useful in an analysis of the Company’s financial leverage.

Statutory capital and surplus represents the excess of an insurance company’s admitted assets over its liabilities, including loss reserves, as determined in accordance with statutory accounting practices.

Travelers has organized its businesses into the following reportable business segments:

Business Insurance - Business Insurance offers a broad array of property and casualty insurance and insurance related services to its customers, primarily in the United States, as well as in Canada, the United Kingdom, the Republic of Ireland, Brazil and throughout other parts of the world as a corporate member of Lloyd’s.  Business Insurance is organized as follows:  Select Accounts; Middle Market including Commercial Accounts, Construction, Technology, Public Sector Services, Oil & Gas, Excess Casualty, Inland Marine, Ocean Marine, and Boiler & Machinery; National Accounts; National Property and Other including National Property, Northland Transportation, Northfield, National Programs, and Agribusiness; and International including Global Services.  Business Insurance also includes the Special Liability Group (which manages the Company’s asbestos and environmental liabilities) and the assumed reinsurance and certain other runoff operations, which are collectively referred to as Business Insurance Other.

Bond & Specialty Insurance - Bond & Specialty Insurance provides surety, fidelity, management liability, professional liability, and other property and casualty coverages and related risk management services to its customers in the United States, and certain specialty insurance products in Canada, the United Kingdom, the Republic of Ireland and Brazil, utilizing various degrees of financially-based underwriting approaches.  The range of coverages includes performance, payment and commercial surety and fidelity bonds for construction and general commercial enterprises; management liability coverages including directors’ and officers’ liability, employee dishonesty, employment practices liability, fiduciary liability and cyber risk for public corporations, private companies, not-for-profit organizations and financial institutions; professional liability coverage for a variety of professionals including, among others, lawyers and design professionals; and in the United States only, property, workers’ compensation, auto and general liability for financial institutions.

Bond & Specialty Insurance surety business in Brazil and Colombia is conducted through J. Malucelli Participações em Seguros e Resseguros S.A. (JMalucelli) and J. Malucelli Latam S.A. in Brazil. The Company owns 49.5% of both JMalucelli, a market leader in surety coverages in Brazil, and J. Malucelli Latam S.A., which in September 2015 acquired a majority interest in JMalucelli Travelers Seguros S.A., a Colombian start-up surety provider. These joint venture investments are accounted for using the equity method and are included in “other investments” on the consolidated balance sheet.

Personal Insurance - Personal Insurance writes a broad range of property and casualty insurance covering individuals’ personal risks, primarily in the United States, as well as in Canada. The primary products of automobile and homeowners insurance are complemented by a broad suite of related coverages.